Exhibit 99.1

VAALCO ENERGY RECEIVES NOTICE

REGARDING NYSE LISTING CRITERIA

HOUSTON – December 2, 2016 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or the “Company”) announced today that it had received notification on November 30, 2016, from the New York Stock Exchange (“NYSE”) that the Company's market capitalization had fallen below the NYSE's continued listing standard.  VAALCO is considered below criteria established by the NYSE because the Company’s average market capitalization fell below $50 million over a trailing consecutive 30 trading-day period and its last reported stockholders’ equity was less than $50 million.

In accordance with NYSE procedures, the Company has 45 days from the receipt of the notice to submit a business plan to the NYSE demonstrating the Company’s ability to regain compliance with the NYSE’s continued listing standards within 18 months.  VAALCO is actively working to develop and submit such a business plan outlining the growth initiatives already underway within the required time frame.  Upon receipt of the plan, the NYSE has 45 days to review and determine if the plan reasonably demonstrates the Company's ability to regain compliance with the minimum listing standards.

If the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company’s common stock will continue to trade on the NYSE during the 18-month period, subject to the Company’s compliance with other NYSE continued listing requirements.  The NYSE may choose to shorten the usual compliance period if prior to the end of the 18 months the Company’s market capitalization is over $50 million for two consecutive quarters.

The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

As previously announced, VAALCO’s common stock trading price is also currently below the NYSE $1.00 per share minimum price requirement.  The Company is committed to working with the NYSE to regain compliance and maintain the listing of its common stock.

About VAALCO

VAALCO Energy, Inc. is a Houston-based independent energy company principally engaged in the acquisition, development and production of crude oil. The Company's properties and acreage are located primarily in Gabon and Equatorial Guinea in West Africa.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those concerning VAALCO's plans, expectations, and objectives for liquidity and capital resources, future drilling, completion, workover and other operations and activities. All statements, other than statements of historical facts, included in this release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include expected capital expenditures, future drilling plans, prospect evaluations, liquidity, negotiations with governments and third parties, expectations regarding processing facilities, and reserve growth. These statements are based on assumptions made by VAALCO based on its experience, perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO's control. These risks include, but are not limited to oil and gas price volatility, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks, and regulatory changes. These and other risks are further described in VAALCO's annual report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, and other reports filed with the SEC. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information:

Investor Contact:

Elizabeth Prochnow 713-623-0801